Exhibit 10.15

CADRE HOLDINGS, INC.
2021 STOCK INCENTIVE PLAN

1.      PURPOSE. The purpose of Cadre Holdings, Inc. 2021 Stock Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, NQSOs, SARs, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards and Other Stock-Based Awards, or any combination of the foregoing. Capitalized terms not defined in the text are defined in Section 24.

2.     SHARES SUBJECT TO THE PLAN.

2.1            Number of Shares. Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 5,750,000 Shares, subject to the automatic Share increase described in Section 2.2 below. Of the total Shares reserved for issuance under the Plan, no more than 75% of above total shares of Common Stock may be issued under the Plan as Awards under Sections 6 and 7 of the Plan, subject to the automatic Share increase described in Section 2.3 below. Shares that have been (a) reserved for issuance under Options which have expired or otherwise terminated without issuance of the underlying Shares, (b) reserved for issuance or issued under an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an Award that otherwise terminates without Shares being issued, shall be available for issuance. In the event of the exercise of SARs, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such SARs shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder, and any Common Stock subject to tandem Options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) tendered in payment of an Option, or (b) delivered or withheld by the Company to satisfy any tax withholding obligation. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. The Shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company. Subject to adjustment in accordance with Section 18, not more than 5,750,000 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options, subject to an annual increase of 1,500,000 Shares, beginning with January in year 2022 and continuing through January in year 2031.

2.2            Annual Increases. The number of Shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January of each year, beginning with January in year 2022 and continuing through January in year 2031, by a number of Shares equal to five percent (5.00%) of the total number of Shares of Common Stock outstanding on the last trading day in the immediately preceding December.

2.3            Award Limitation. The number of Shares of Common Stock which may be issued under the Plan as Awards under Sections 6 and 7 of the Plan shall automatically increase on the first trading day of January of each year, beginning with January in year 2022 and continuing through January in year 2031, by a number of Shares equal to seventy-five percent (75%) of the total number of Shares increased pursuant to Section 2.2.

3.     ELIGIBILITY. ISO’s (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary. All other Awards may be granted to employees, officers, directors, or Consultants of the Company or an Affiliate and to those who the Committee determines are reasonably expected to become employees, officers, directors, or Consultants, of the Company or an Affiliate.

4.      ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee. Any power, authority or discretion granted to the Committee may also be taken by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	select persons to receive Awards;

(b)	determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;

(c)	determine when Awards are to be granted under the Plan and the applicable Grant Date;

(d)	determine the vesting, exerciseability and payment of Awards;

(e)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

(g)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(h)	make all factual determinations with respect to, and otherwise construe and interpret, this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(i)	grant waivers of Plan or Award conditions;

(j)	determine whether an Award has been earned;

(k)	accelerate the vesting of any Award;

(l)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(m)	amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award;

(n)    interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)	make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

4.2   Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee and any delegation by the Committee to designated officers or employees shall comply with Section 16(b) of the Exchange Act and the regulations promulgated thereunder, or the successor to such statutory provision or regulations, as in effect from time to time, to the extent applicable. Notwithstanding any other provision of the Plan, if the Committee deems it to be in the best interest of the Company, the Committee retains the discretion to make such Awards under the Plan that may not comply with the requirements of Section 16(b) of the Exchange Act or any other relevant statute or regulation.

4.3   Award Agreements; Clawbacks.

The grant of any Award may be contingent upon the Participant executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, or upon the Participant’s otherwise engaging in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Company may annul an Award if the Participant is terminated for Cause.

All Awards and any amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any applicable Company clawback or similar policy (“Clawback Policy”) or any applicable law related to such actions. In addition, a Participant may be required to repay to the Company previously paid compensation whether provided pursuant to the Plan or an Award Agreement in accordance with the Clawback Policy. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date or, with respect to an Award, the Grant Date of such Award, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission payback, or reduction of compensation, and to the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

4.4   Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

4.5    No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

5.     STOCK OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be intended to be “Incentive Stock Options” within the meaning of Section 422 of the Code or any successor section thereof (“ISO’s”) or nonqualified stock options (Optoins not intended to qualify as incentive stock options) (“NQSO’s”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement (“Stock Option Agreement”), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred Compensation” with the meaning of Section 409A of the Code.

5.2 Exercise Period. Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.3 Exercise Price. The Exercise Price of an option will be determined by the Committee when the option is granted and may be greater, less than, or equal to the Fair Market Value of the Shares on the Grant Date; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the Grant Date; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. In addition, the Exercise Price may be subject to a limit on the economic value that may be realized by a Participant from an Option or SAR

5.4 Delivery of Stock Option Agreement and Plan. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.5 Method of Exercise. Options may be exercised by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved from time to time by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.6 Termination. Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Committee, exercise of an option will always be subject to the following:

a.	If the Participant is Terminated for any reason (including voluntary Termination) other than death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

b.	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be a NQSO), but in any event no later than the expiration date of the Options.

c.	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Affiliate for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Committee shall give the Participant an opportunity to present to the Committee evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is terminated.

d.	If the Participant is not an employee or a director, the Award Agreement shall specify treatment of the Award upon Termination.

5.7 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or Subsidiary of the Company) will not exceed $100,000 or such other amount as may be required by the Code. If the Fair Market Value of Shares on the date of grant with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO’s and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO’s. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO’s, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that, except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any option previously granted and (ii) except as provided for in Section 18 of the Plan, Options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Option without prior approval of the Company’s stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent Participant from exercising the option for the full number of Shares for which it is then exercisable.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO’s will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.12 Stock Appreciation Rights (SARs). In addition to the grant of Options, as set forth above, the Committee may also grant SARs to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to an Option that is permitted to be granted under the Plan, except that on the exercise of such SAR, the Participant shall receive shares of Common Stock having a Fair Market Value that is equal to the Fair Market Value of the shares of Common Stock that would be subject to such an Option, reduced by the amount that would be required to be paid by the Participant as the Exercise price of such Option. A grant of a SAR shall be documented by means of an Award Agreement (a “SAR Agreement”) containing the relevant terms and conditions of such grant. For purposes of the limitation on the number of shares of Common Stock that may be subject to Options granted to any Participant during any one calendar year, and for purposes of the aggregate limitation on the number of shares of Common Stock that may be subject to grants under the Plan, SARs shall be treated in the same manner as Options would be treated.

6. RESTRICTED STOCK.

6.1.  Restricted Stock Awards. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

6.2   Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Section 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of restricted Shares, the share certificates representing such restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

6.3   Shareholder Rights. Beginning on the Grant Date of the Restricted Stock Award and subject to execution of the Award Agreement as provided in Section 6.2, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such restricted Shares and held or restricted as provided in Section 6.2.

6.4   Restriction on Transferability. None of the restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

6.5   Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 6.7, the restrictions applicable to the restricted Shares shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

6.6   Forfeiture of Restricted Shares. Subject to Sections 6.7, all restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

6.7   Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted Shares) as the Committee shall deem appropriate.

6.8   Restricted Stock Unit Awards. Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Committee may impose, Participants designated by the Committee may receive Awards of Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 6.8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate.

7. PERFORMANCE AND OTHER STOCK-BASED AWARDS.

7.1   Performance Awards.

(a)   Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)   Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. The Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)   Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)   Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash, Common Stock or Stock Units, or a combination of cash, Common Stock and Stock Units, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e)    Termination of Service. In the event of a Participant’s Termination during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

7.2.  Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

7.3.  Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

(a)   Any Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)   If specified by the Committee in the Award Agreement, the recipient of an Award under Section 7.2 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)   The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s Termination prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

8. PAYMENT FOR SHARE PURCHASES.

8.1   Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participant’s Award Agreement and where permitted by law:

a. by the tender to the Company of Shares, which Shares shall be valued at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant;

b. with respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Exercise Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price; and

c. in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.

At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an Option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership.

9.     WITHHOLDING TAXES

9.1   Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2   Stock Withholding. When, under applicable law, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10.   PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or, other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s purchase price or Exercise Price pursuant to Section 12.

11.   TRANSFERABILITY.

11.1    Non-Transferability of Options. No Option granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such option right shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, that the Options (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

11.2    Rights of Transferee. Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 11.1 above, the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Participant or Participant’s estate would have been entitled to exercise it if the Participant had not transferred the Option. In the event of the death of the Participant prior to the expiration of the right to exercise the transferred Option, the period during which the Option shall be exercisable will terminate on the date 12 months following the date of the Participant’s death. In no event will the Option be exercisable after the expiration of the exercise period set forth in the Award Agreement. The Option shall be subject to such other rules relating to transferees as the Committee shall determine.

12.   RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within three (3) months after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or purchase price, as the case may be.

13.   CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.   ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.   EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. In addition, the Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.   NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.   CORPORATE TRANSACTIONS.

18.1 Assumption or Replacement of Awards by Successor. If a Change-of-Control Event occurs:

(i)	the successor company in any Change-of-Control Event may, if approved in writing by the Committee prior to any Change-of-Control Event:

(1)	substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards), or

(2)	issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the Participant.

(ii)	Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the consummation of a Change-of-Control Event. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards. Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such Optoin will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.4 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

19.      ADOPTION AND STOCKHOLDER APPROVAL. This Plan became effective as of July [___], 2021, the date that this Plan was approved by the stockholders of the Company, consistent with applicable laws (the “Effective Date”).

20.      TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board. The expiration of the Plan, however, shall not affect the rights of Participants under Options theretofore granted to them, and all unexpired options and Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

21.      AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, (i) without the approval of the stockholders of the Company, amend this Plan in any manner that applicable law or regulation requires such stockholder approval, or (ii) without the written consent of the Participant substantially alter or impair any Award previously granted under the Plan. Notwithstanding the foregoing, if an Option has been transferred in accordance with the terms of this Plan, written consent of the transferee (and not the Participant) shall be necessary to substantially alter or impair any option or Award previously granted under the Plan.

22.      EFFECT OF Sections 162(m) and 409A of the Code.

22.2     Section 409A Compliance. No Award (or modification thereof) intended to comply with Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. For purposes of this Plan, and solely to the extent necessary or advisable to comply with any applicable requirements of Section 409A of the Code and the regulations thereunder, references to a “termination of employment” shall be deemed to mean a “separation from service” as that term is defined under Treasury Reg. Section 1.409A-1(h). Notwithstanding any other provisions of this Plan to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code (and only to the extent not otherwise eligible for exclusion from the requirements of Section 409A of the Code), if the Participant becomes entitled to a payment of any benefit or settlement of any Award under this Plan in connection with the Participant’s termination of employment (other than due to death) and the Participant is deemed to be a “Specified Employee” (as defined under Section 409A of the Code) as of the date of such termination of employment, no payment, settlement or other distribution required to be made to the Participant hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) shall be made earlier than the date that is six (6) months and one day following the date of the Participant’s termination of employment with the Company.”

23. GENERAL.

23.1 Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stork acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant’s ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

23.2. Claim to Awards and Employment Rights. Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

23.3. Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

23.4. Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

23.5. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.6. Governing Law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

23.7. Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

23.8. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

23.9. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

23.10. Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

23.11. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

23.12. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

23.13. Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or Affiliate.

23.14. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.15 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

23.16 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) or all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Award” means any award under this Plan, including any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or Affiliate having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

“Change-of-Control Event” means the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period, unless the appointment of a director or the nomination for election by the Company’s stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such two (2) year period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or the Board.

“Common Stock” means the outstanding common stock, par value $0.01 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

“Company” means the Cadre Holdings, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any individual or entity that performs bona fide services for the Company or an Affiliate, other than as an employee or director, and who may be offered securities registerable pursuant to registration statement on Form S-8 under the Securities Act.

“Disability” or “Disabled” means a disability, whether temporary or permanent, partial or total, as determined in good faith by the Committee; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 5.6(b) hereof, the term “Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

“Effective Date” means the date this Plan is approved by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

a.	if such Common Stock is publicly traded and is then listed on a national securities exchange (i.e. The New York Stock Exchange), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

b.	if such Common Stork is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

c.	if such Common Stock is publicly traded but is not quoted on the NASDAQ National market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

d.	if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

“Grant Date” means the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 3 or (iii) such other date as may be specified by the Committee in the Award Agreement.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“NQSO’s” has the meaning set forth in Section 5.

“Option” means an Award of an option to purchase Shares pursuant to Section 5.

“Other Stock-Based Award” means an Award pursuant to Section 7.2.

“Outside Director” means a person who is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Participant” means a person who receives an Award under this Plan.

“Performance Award” means an Award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Plan” means Cadre Holdings, Inc. 2021 Stock Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Restricted Stock Unit Award” means an Award pursuant to Section 6.8.

“SAR” or “Stock Appreciation Right” means an Award pursuant to Section 5.12

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

“Stock Unit” means an Award giving the right to receive Shares granted under either Section 6.8 or Section 7 of the Plan.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Ten Percent Stockholder” has the meaning set forth in Section 5.2.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, Consultant or advisor to the Company or Affiliate of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.